SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 28, 2019

SCPHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38293	46-5184075
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2400 District Avenue, Suite 310 Burlington, Massachusetts		01803
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 517-0730

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement.

On January 28, 2019, scPharmaceuticals Inc. (the “Company”) entered into a Development Agreement (the “Development Agreement”) with West Pharmaceutical Services, Inc. (“West”), pursuant to which the Company will incorporate the SmartDose® on-body drug delivery system developed by West with the Company’s lead product candidate, FUROSCIX®.

Under the terms of the Development Agreement, the Company paid to West a one-time upfront payment of approximately $1.7 million upon signing of the agreement. In addition, West shall be eligible to receive up to an aggregate of $4.5 million upon the occurrence of certain device development and validation milestones, as well as an additional $5 million in fixed exclusivity fees, payable through 2020, and up to an aggregate of $2 million in additional contingent exclusivity fees in the event that the Company exercises its option to obtain worldwide exclusivity rights under the Development Agreement. In addition to development and validation of the SmartDose® drug delivery device, the Development Agreement provides for non-binding terms and conditions under which the Company and West may enter into a definitive commercial supply agreement for the supply of SmartDose® drug delivery devices in quantities sufficient for the Company to commercialize FUROSCIX, if approved. The Development Agreement provides that West will exclusively develop SmartDose® drug delivery devices for the use of treating edema with loop diuretics in the United States and the Company has the further right to extend this exclusivity worldwide. The Company may terminate the Development Agreement for convenience upon written notice to West, and either party may terminate the Development Agreement as a result of a material breach by the other party that remains uncured for a specified period of time.

The foregoing description of the Development Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Development Agreement, which the Company expects to file as an exhibit to a report filed under the Securities Exchange Act of 1934 (the “Exchange Act”), and intends to seek confidential treatment for certain terms and provisions of the Development Agreement.

Item 1.02. Termination of a Material Definitive Agreement.

On January 29, 2019, the Company issued to Sensile Medical AG (“Sensile”) a notice of termination for business reasons under the License Agreement, dated as of June 29, 2015, as subsequently amended, by and between the Company and Sensile (the “License Agreement”). The termination of the License Agreement will become effective as of March 30, 2019.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2019, the Company and Troy Ignelzi, the Company’s Chief Financial Officer (and principal financial and accounting officer) agreed to end Mr. Ignelzi’s employment with the Company and its subsidiaries effective February 28, 2019 (the “Effective Date”). Mr. Ignelzi’s resignation was not related to any disagreements with the Company on any matter relating to its operations, policies, practices or any issues regarding financial disclosures, accounting or legal matters.

In connection with his departure, on January 28, 2019, Mr. Ignelzi entered into a Separation Agreement (the “Separation Agreement”) with the Company, providing for the terms of Mr. Ignelzi’s separation from the Company and pursuant to which Mr. Ignelzi provides the Company with a customary release of claims. Under the terms of the Separation Agreement, Mr. Ignelzi will continue to receive his base salary and benefits now in effect for six months following the Effective Date, provided that if he has not entered into a Service Relationship (as defined in the Separation Agreement) at the end of such six-month period, he will continue to receive his base salary and benefits now in effect for either an additional three months thereafter or until his earlier entry into a Service Relationship. The Separation Agreement further provides that the exercise period for Mr. Ignelzi’s vested options will be extended until 24 months following his separation from the Company.

The above description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

On January 28, 2019, the Board appointed Rachael Nokes to succeed Mr. Ignelzi as the Company’s principal accounting officer and John Tucker to succeed Mr. Ignelzi as the Company’s principal financial officer, in each case effective as of the Effective Date.

Item 7.01 Regulation FD Disclosure.

On January 29, 2019, the Company issued a press release announcing its entry into the West Development Agreement. A copy of this press release is furnished as Exhibit 99.1 to this Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

As previously disclosed, on June 11, 2018, the Company received a complete response letter (“CRL”) from the U.S. Food and Drug Administration regarding its New Drug Application (the “NDA”) under section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act for FUROSCIX Infusor (furosemide), 80 mg/10 mL, drug-device combination product. On January 28, 2019, management implemented a restructuring plan to reduce operating costs and better align the Company’s workforce with the needs of its business following the Company’s focus on its next generation of FUROSCIX using the West SmartDose delivery technology. Under this restructuring plan, the Company reduced its workforce by approximately 43%, to 13 employees. The Company currently estimates that it will record a charge in the first quarter of 2019 of approximately $1.4 million, consisting of severance, benefits and outplacement services.

By filing this information, the Company makes no admission as to the materiality of any information in this report. The information contained in this report is intended to be considered in the context of the Company’s filings with the U.S. Securities and Exchange Commission (the “Commission”) and other public announcements that the Company makes, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the Commission, through press releases or through other public disclosure.

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein which do not describe historical facts, including but not limited to statements regarding the effects of the Company’s restructuring plan, reduction in force charges, and the potential cost saving resulting from these Company’s restructuring and reduction in force, are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include, without limitation, risks associated with whether the Company will realize cost savings from its restructuring plan, whether the Company will receive regulatory approval for its next generation of FUROSCIX, as well as other risks set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and its subsequent public filings with the Commission. The Company cautions investors not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. Except as required by law, the Company disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Separation Agreement, by and between the registrant and Troy Ignelzi, dated January 28, 2019

99.1	Press release issued by the registrant on January 29, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCPHARMACEUTICALS INC.

Date: January 29, 2019	By:	/s/ John H. Tucker
	Name:	John H. Tucker
	Title:	President, Chief Executive Officer and Principal Executive Officer